Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report on Form 10-Q of Palace Entertainment Holdings, Inc. (the Company), a Delaware corporation, for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned, Alexander Weber, Jr., Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Signature		Title	Date
By:	/s/ Alexander Weber, Jr.	Chief Executive Officer	August 13, 2007
Alexander Weber, Jr.

A signed original of this written statement required by Section 906 has been provided to Palace Entertainment Holdings, Inc. and will be retained by Palace Entertainment Holdings, Inc. and furnished to the Securities and Exchange Commission or staff upon request.